Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS

As independent public accountants, we hereby consent to the incorporation of our report dated February 15, 2001, included in this Form 10-KSB.

/s/ Clancy and Co., P.L.L.C.

Phoenix, Arizona
March 28, 2001